ARROW ELECTRONICS, INC.	FORM 10-K — EXHIBIT 10 (o) (xiv)

Execution Copy
AMENDMENT NO. 13 TO TRANSFER AND ADMINISTRATION AGREEMENT
          AMENDMENT NO. 13 TO TRANSFER AND ADMINISTRATION AGREEMENT, dated as of February 13, 2006 (this “Amendment”), to that certain Transfer and Administration Agreement dated as of March 21, 2001, as amended by Amendment No. 1 to Transfer and Administration Agreement dated as of November 30, 2001, Amendment No. 2 to Transfer and Administration Agreement dated as of December 14, 2001, Amendment No. 3 to Transfer and Administration Agreement dated as of March 20, 2002, Amendment No. 4 to Transfer and Administration Agreement dated as of March 29, 2002, Amendment No. 5 to Transfer and Administration Agreement dated as of May 22, 2002, Amendment No. 6 and Limited Waiver to Transfer and Administration Agreement dated as of September 27, 2002, Amendment No. 7 to Transfer and Administration Agreement dated as of February 19, 2003, Amendment No. 8 to Transfer and Administration Agreement dated as of April 14, 2003, Amendment No. 9 to Transfer and Administration Agreement dated as of August 13, 2003, Amendment No. 10 to Transfer and Administration Agreement dated as of February 18, 2004, Amendment No. 11 to Transfer and Administration Agreement dated as of August 13, 2004 and Amendment No. 12 to Transfer and Administration Agreement dated as of February 14, 2005 (as so amended and in effect, the “TAA”), by and among Arrow Electronics Funding Corporation, a Delaware corporation (the “SPV”), Arrow Electronics, Inc., a New York corporation, individually (“Arrow”) and as the initial Master Servicer, the several commercial paper conduits identified on Schedule A to the TAA and their respective permitted successors and assigns (the “Conduit Investors”; each individually, a “Conduit Investor”), the agent bank set forth opposite the name of each Conduit Investor on such Schedule A and its permitted successors and assigns (each a “Funding Agent”) with respect to such Conduit Investor, and Bank of America, National Association, a national banking association, as the administrative agent for the Investors (the “Administrative Agent”), and the financial institutions from time to time parties thereto as Alternate Investors. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the TAA.
PRELIMINARY STATEMENTS:
          WHEREAS, the SPV, Arrow, the Conduit Investors, the Funding Agents, the Alternate Investors and the Administrative Agent have entered into the TAA;
          WHEREAS, the SPV and Arrow have requested that the Conduit Investors, the Funding Agents, the Alternate Investors and the Administrative Agent agree to make certain changes and amendments to the TAA;
          WHEREAS, subject to the terms and conditions set forth herein, the Conduit Investors, the Alternate Investors, the Funding Agents and the Administrative Agent are willing to make such changes and amendments to the TAA; and

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Amendments to the TAA. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the TAA is hereby amended as follows:
               Section 1.1. Section 1.1 is amended by amending and restating the definition of “Commitment Termination Date,” such definition to read in its entirety as follows:
“Commitment Termination Date” means the earliest to occur of (a) February 19, 2008, (b) the date the commitment of any Program Support Provider terminates under any Program Support Agreement, and (c) the date of termination of any Program Support Agreement; provided, that in any event the Commitment Termination Date shall not occur prior to February 12, 2007 (or such later date as to which the SPV, Arrow, each Conduit Investor, Funding Agent and Alternate Investor affected thereby and the Administrative Agent may agree in writing).
               Section 1.2. Section 2.14 is amended by adding the following sentence to the end of such section:
“Any amounts distributable to the SPV and not allocated pursuant to this Section 2.14, may, at the option of the SPV, be invested in Eligible Investments or in direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America.”
               Section 1.3. Subsection 8.1 is amended by amending and restating clause (n) thereof, such clause to read in its entirety as follows:
          “(n) the Consolidated Leverage Ratio on any day during any fiscal quarter set forth below exceeds the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
March 31, 2006	6.00 to 1.00
June 30, 2006	5.00 to 1.00
September 30, 2006	5.00 to 1.00
December 31, 2006	5.00 to 1.00
March 31, 2007	5.00 to 1.00
June 30, 2007	5.00 to 1.00
September 30, 2007	5.00 to 1.00
December 31, 2007 and	4.00 to 1.00

          thereafter
          ; or”
               Section 1.4. Subsection 8.1 is amended by amending and restating clause (o) thereof, such clause to read in its entirety as follows:
          “(o) the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Arrow ending with any fiscal quarter set forth below is less than the ratio set forth below opposite such fiscal quarter:

Consolidated Interest
Fiscal Quarter	Coverage Ratio
March 31, 2006	2.5 to 1.00
June 30, 2006	2.5 to 1.00
September 30, 2006	2.5 to 1.00
December 31, 2006	2.5 to 1.00
March 31, 2007	2.5 to 1.00
June 30, 2007	2.5 to 1.00
September 30, 2007	2.5 to 1.00
December 31, 2007 and	3.0 to 1.00
thereafter
               ; or”
               Section 1.5. Schedule IV to the TAA is amended by amending and restating the table contained therein, such table to read in its entirety as follows:

		Program Fee
		Rate (Per Annum)
		(prior to an
Rating	Facility Fee	Accounting Based
S&P/Moody’s	Rate (Per Annum)	Consolidation Event)
Greater than or equal to A-/A3	0.125%	0.175%
BBB+/Baa1	0.125%	0.175%
BBB/Baa2	0.150%	0.225%
BBB-/Baa3	0.175%	0.300%
BB+/Ba1	0.200%	0.450%

		Program Fee
		Rate (Per Annum)
		(prior to an
Rating	Facility Fee	Accounting Based
S&P/Moody’s	Rate (Per Annum)	Consolidation Event)
BB/Ba2	0.300%	0.550%
BB-/Ba3	0.300%	0.750%
Less than BB-/Ba3 or not rated by each of S&P and Moody’s	Base Rate	0.000%
          SECTION 2. Representations and Warranties of the SPV and Arrow. To induce the Conduit Investors, Alternate Investors, the Funding Agents and the Administrative Agent to enter into this Amendment, the SPV and Arrow each makes the following representations and warranties (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof, after giving effect to the amendments set forth herein:
               Section 2.1. Authority. The SPV and Arrow each has the requisite corporate power, authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Transaction Documents, including the TAA (as modified hereby). The execution, delivery and performance by the SPV and Arrow of this Amendment and their performance of the Transaction Documents, including the TAA (as modified hereby), have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
               Section 2.2. Enforceability. This Amendment has been duly executed and delivered by the SPV and Arrow. This Amendment is the legal, valid and binding obligation of the SPV and Arrow, enforceable against the SPV and Arrow in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The making and delivery of this Amendment and the performance of the Agreement, as amended by this Amendment, do not violate any provision of law or any regulation (except to the extent that the violation thereof could not, in the aggregate, be expected to have a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), business or properties of Arrow and the other Originators, taken as a whole), or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected.
               Section 2.3. Representations and Warranties. The representations and warranties contained in the Transaction Documents are true and correct on and as of the date hereof as though made on and as of the date hereof after giving effect to this Amendment.
               Section 2.4. No Termination Event. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Termination Event or a Potential Termination Event.

          SECTION 3. Conditions Precedent. This Amendment shall become effective, as of the date hereof, on the date on which the following conditions precedent shall have been fulfilled:
               Section 3.1. This Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto.
               Section 3.2. Additional Documents. The Administrative Agent shall have received all additional approvals, certificates, documents, instruments and items of information as the Administrative Agent may reasonably request and all of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent and each Funding Agent.
               Section 3.3. Amendment Fee. Each of the Funding Agents shall have received payment of an amendment fee equal to (i) 0.05% multiplied by (ii) the sum of the Commitments of the related Alternate Investors and divided by (iii) 1.02.
          SECTION 4. References to and Effect on the Transaction Documents.
               Section 4.1. Except as specifically amended and modified hereby, each Transaction Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
               Section 4.2. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, Funding Agent or the Administrative Agent under any Transaction Document, nor constitute a waiver, amendment or modification of any provision of any Transaction Document, except as expressly provided in Section 1 hereof.
               Section 4.3. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
               Section 4.4. Each reference in the TAA to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in any other Transaction Document to “the Transfer and Administration Agreement”, “thereunder”, “thereof” or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.
          SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Arrow Electronics Funding Corporation, as SPV
By:	/s/ Ira Birns
	Name:	Ira Birns
	Title:	President

Arrow Electronics, Inc., individually and as Master Servicer
By:	/s/ Ira Birns
	Name:	Ira Birns
	Title:	President

Kitty Hawk Funding Corporation, as a Conduit Investor
By:	/s/ Jill A. Gordon
	Name:	Jill A. Gordon
	Title:	Vice President

Bank of America, National Association, as a Funding Agent, as Administrative Agent, and as an Alternate Investor
By:	/s/ Christopher G. Young
	Name:	Christopher G. Young
	Title:	Vice President

Park Avenue Receivables Company LLC, as a Conduit Investor

By: JPMorgan Chase Bank, N.A. (formerly known as
JPMorgan Chase Bank), its attorney-in-fact

By:	/s/ Mark J. Connor

Name: Mark Connor Title: Vice President

JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank) as a Funding Agent and as an Alternate Investor
By:	/s/ Mark J. Connor
	Name:	Mark Connor
	Title:	Vice President

Alpine Securitization Corp., as a Conduit Investor

By: Credit Suisse, New York Branch, its attorney-in-fact

By:	/s/ Joseph Soave

Name: Joseph Soave Title: Director

By:	/s/ Mark Lengel

Name: Mark Lengel
Title: Director

Credit Suisse, New York Branch as a Funding Agent and as an Alternate Investor
By:	/s/ Joseph Soave
	Name:	Joseph Soave
	Title:	Director

By:	/s/ Mark Lengel
	Name:	Mark Lengel
	Title:	Director

Liberty Street Funding Corp., as a Conduit Investor
By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President

The Bank of Nova Scotia, as a Funding Agent and as an Alternate Investor
By:	/s/ Norman Last
	Name:	Norman Last
	Title:	Managing Director

Gotham Funding Corporation, as a Conduit Investor
By:	/s/ R. Douglas Donaldson
	Name:	R. Douglas Donaldson
	Title:	Treasurer

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, (formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch) as a Funding Agent
By:	/s/ Aditya Reddy
	Name:	Aditya Reddy
	Title:	VP

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch , (formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch) as an Alternate Investor
By:	/s/ Christopher J. De Lauro
	Name:	Christopher J. De Lauro
	Title:	Authorized Signatory

Old Line Funding, LLC, as a Conduit Investor

By:	/s/ Kimberly L. Wagner

Name: Kimberly L. Wagner
Title: Authorized Signatory

Royal Bank of Canada as a Funding Agent and as an Alternate Investor
By:	/s/ Robert S. Jones
	Name:	Robert S. Jones
	Title:	Authorized Signatory

By:	/s/ Kevin Wilson
	Name:	Kevin Wilson
	Title:	Authorized Signatory

Variable Funding Capital Company Llc as a Conduit Investor

By: Wachovia Capital Markets, LLC, as attorney-in-fact

By:	/s/ Douglas R. Wilson, Sr.

Name: Douglas R. Wilson, Sr.
Title: Vice President

Wachovia Bank, National Association, as a Funding Agent and as an Alternate Investor
By:	/s/ William P. Rutkowski
	Name:	William P. Rutkowski
	Title:	Vice President